Exhibit 99.1

NEWS RELEASE

News Media Contact:
James Peters, (678) 579-5266
Jamie Stephenson, (678) 579-7117

Investors Contact:
John Robinson, (678) 579-7782
www.mirant.com

                                                               JANUARY 19, 2001

                    Southern Energy Inc. reports a 36 percent
                          increase in earnings for 2000

         ATLANTA - Southern Energy Inc. (NYSE: SOE) now operating as Mirant Corporation, today announced strong financial and operational results, reporting net income from continuing operations for 2000 of $332 million and $60 million for fourth quarter 2000.

         Net income from continuing operations excludes income from SE Finance, a leasing subsidiary anticipated to be transferred to Southern Company. Mirant's reported net income for 2000 was $359 million including the $27 million contribution from SE Finance.

         Mirant's earnings from operations were $366 million for 2000 and $66 million for fourth quarter 2000. Earnings from operations exclude income from SE Finance and costs associated with the company's transition to a publicly traded company.

         Earnings from operations for 2000 represent a 36 percent increase over 1999 earnings from operations of $270 million. 1999 earnings from operations exclude gains of $78 million from the sale of the company's United Kingdom supply business and a gain of $14 million associated with an insurance settlement at the company's State Line facility.

         Mirant posted revenues of $13.3 billion for 2000 and $7.9 billion for the fourth quarter 2000. Year 2000 revenues reflect the consolidation of Southern Company Energy Marketing's results into Mirant's financial statements, following the August 2000 purchase of Vastar Resources' minority stake.

         Based on 338.7 million outstanding common shares, the company's 2000 net income from continuing operations equates to 98 cents per share or $1.08 per share before transition costs. The company's fourth quarter 2000 net income from continuing operations equates to 18 cents per share or 20 cents per share before transition costs.

                                     (more)

         "All three of our business groups contributed significantly to our results," said Marce Fuller, president and chief executive officer of Mirant. "Since our initial public offering, we have delivered on our commitment to provide shareholders with exceptional financial performance."

         Southern Energy also announced today that it will become Mirant Corporation and will begin trading on the New York Stock Exchange Jan. 22, 2001 under the symbol "MIR".

         "As Mirant, we are committed to continue Southern Energy's long-term track record of success," Fuller said.

The Americas

         Mirant's Americas group earned 11 cents per share from operations in fourth quarter 2000, compared with 7 cents per share in the fourth quarter of 1999. Results reflect the improved performance of the company's marketing and risk management operations, especially in its natural gas business. Earnings also reflect credit reserves taken with respect to the power crisis in California.

         As one of the top natural gas- and power-marketing firms in the nation, Mirant moved more than 6.9 billion cubic feet of natural gas per day and sold 186 million megawatt-hours of power in 2000. The company also manages, under long-term contracts, more than 3 billion cubic feet of natural gas per day in the Canadian, San Juan and Gulf Coast regions, along with significant transportation and storage.

         Mirant continues to work toward its goal of owning or controlling 30,000 megawatts of power generation by 2004. In December, the company added 5,154 megawatts to its North American portfolio with the acquisition of power plants from the Potomac Electric Power Company (PEPCO).

         In addition to the PEPCO assets and other greenfield projects which came on line earlier this year in Wisconsin and Texas, Mirant added more than 5,700 megawatts to its North America business unit - an 84 percent increase from last year.

         In 2001, Mirant expects to bring three plants online in Michigan, Texas and Louisiana. By year-end, the company expects to have more than 15,000 megawatts under ownership or control throughout key regional markets.

         "Mirant plans to continue building power plants, not only to diversify our portfolio but also to help ease the pressure of increased power demand in regions where resources are scarce," Fuller said. "A deregulated marketplace will not flourish without all the necessary components. New power generation is necessary to maintain a strong wholesale market."

Europe

         Mirant's Europe group earned 6 cents per share for the fourth quarter of 2000, compared to 2 cents in 1999. Mirant's operations in both the United Kingdom and Germany have performed well, complementing the company's growing marketing and risk management business in Amsterdam.

         In the United Kingdom, Mirant's 49 percent-owned affiliate, Western Power Distribution Ltd. (WPDL) completed the acquisition of Hyder, a company that owns and operates the electricity network in South Wales and the water distribution and wastewater treatment business for all of Wales. Mirant plans to sell Hyder's water business immediately and merge South Wales Electricity, Hyder's electricity distribution business, with WPDL. This transaction is expected to close in the first quarter of 2001.

         In Germany, Mirant is still looking to expand its ownership of Bewag, an integrated utility in Berlin. Mirant owns 26 percent of Bewag. Through that investment, Mirant is still looking to acquire a controlling interest in VEAG's generation plants in eastern Germany. German courts recently upheld Mirant's order to block the sale of E.on's shares in Bewag to HEW, the Hamburg based utility, majority owned by Vattenfall.

         Mirant continues to grow its greenfield development program in Europe and recently announced an agreement to purchase turbines from GE, providing up to 3,500 megawatts of capacity in Italy and in other countries targeted for development.

         "Mirant is still growing its European business, continually looking for opportunities to form strategic relationships with existing utilities and industry leaders that look to provide great returns to our shareholders and a valuable service to the people living in the regions where we operate," Fuller said.

Asia-Pacific

         Mirant's Asia-Pacific group earned 7 cents per share for the fourth quarter, down from 13 cents per share in 1999. This decrease is primarily a result of the increased tax provision on the company's Philippine enterprise income.

         "Our success in Asia has provided us with a strong platform for growth throughout the region and has allowed us to develop relationships with strong regional partners," Fuller said.

         Mirant is a global independent power producer and a leading energy marketing and risk-management company, with extensive operations in North America, Europe and Asia. Mirant owns more than 17,900 megawatts of electric generating capacity around the world, including about 12,500 megawatts in the United States, with another 7,000 megawatts under advanced development. Mirant is 80 percent owned by Southern Company (NYSE: SO).

Special note regarding forward-looking statements:

The information presented above includes forward-looking statements, in addition to historical information. These statements involve known and unknown risks and relate to future events, Southern Energy's future financial performance or projected business results. In some cases, forward-looking statements by terminology may be identified by statements such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology.

Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, which include: (i) legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the electric utility industry; (ii) the extent and timing of the entry of additional competition in the markets of Southern Energy's subsidiaries and affiliates; (iii) Southern Energy's pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring; (iv) state, federal and other rate regulations in the United States and in foreign countries in which Southern Energy's subsidiaries and affiliates operate; (v) changes in or application of environmental and other laws and regulations to which Southern Energy and its subsidiaries and affiliates are subject; (vi) political, legal and economic conditions and developments in the United States and in foreign countries in which Southern Energy's subsidiaries and affiliates operate; (vii) financial market conditions and the results of Southern Energy's financing efforts; changes in commodity prices and interest rates; weather and other natural phenomena; (viii) performance of Southern Energy's projects undertaken and the success of efforts to invest in and develop new opportunities; (ix) unanticipated developments in the California power markets, including, but not limited to, unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on receivables due, adverse results in current or future litigation and adverse changes in the tariffs of the California Power Exchange Corporation or California Independent System Operator Corporation, and (x) other factors, including the risks outlined under "Risk Factors" in filings with the SEC.

Although Southern Energy believes that the expectations reflected in the forward-looking statements are reasonable, Southern Energy cannot guarantee future results, events, levels of activity, performance or achievements. Southern Energy does not undertake a duty to update any of the forward-looking statements.

                                    # # # # #

                                          SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                               For the Three Months            For the Years
                                                                Ended December 31,           Ended December 31,
                                                                  2000          1999          2000            1999
                                                               ---------     ---------     ---------       ---------
                                                                   (in  millions)                (in millions)


Operating Revenues:                                               $7,934          $554       $13,289          $2,265

Operating Expenses:
Cost of fuel, electricity and other products                       7,413           129        11,378             934
Maintenance                                                           32            35           136             116
Depreciation and amortization                                         73            92           317             270
Selling, general, and administrative                                 233            56           553             253
Other                                                                 46           101           240             248
                                                               ---------     ---------     ---------       ---------
Total operating expenses                                           7,797           413        12,624           1,821
                                                               ---------     ---------     ---------       ---------
Operating Income                                                     137           141           665             444
Other Income (Expense):
Interest income                                                       64            54           187             172
Interest expense                                                    (154)         (153)         (616)           (502)
Gain on sales of assets                                                2            20            20             313
Equity in income of affiliates                                        64          (47)           196             111
Receivables Recovery                                                   -            52             -              64
Other, net                                                             2            49            51              72
                                                               ---------     ---------     ---------       ---------
Total other income (expense)                                         (22)          (25)         (162)            230
                                                               ---------     ---------     ---------       ---------
Income From Continuing Operations Before
  Income Taxes and Minority Interest                                 115           116           503             674
Provision for Income Taxes                                            31            21            87             129
Minority Interest                                                     24            28            84             183
                                                               ---------     ---------     ---------       ---------
Income From Continuing Operations                                     60            67           332             362
Income from Discontinued Operations After
  Income Taxes and Minority Interest                                   7             -            27              10
                                                               ---------     ---------     ---------       ---------
Net Income                                                           $67           $67          $359            $372
                                                               =========     =========     =========       =========


Notes:
(1)  Financial data reflects various non-operating items. See pages 6 and 7 for details. Certain prior-year data has been reclassified to conform with the current-year presentation.
(2)  Basic Earnings Per Share for the year ended December 31, 2000 was $1.24 based on the weighted average of 288,675,250 shares of common stock outstanding.

                                               SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                              PRO FORMA EARNINGS PER SHARE (UNAUDITED)

                                                                For the Three Months                    For the Years
                                                                  Ended December 31,                  Ended December 31,
                                                                2000       1999     % Change       2000        1999     % Change
                                                          ----------- ---------- ----------- ----------- ----------- -----------
Consolidated Earnings (in millions)
As Reported                                                      $67        $67          0%        $359        $372         -3%
As Reported from Continuing Operations                           $60        $67        -10%        $332        $362         -8%
Adjustments (page 7)                                               6        (14)      -143%          34         (92)      -137%
                                                          ----------- ---------- ----------- ----------- ----------- -----------
From Operations                                                  $66        $53         25%        $366        $270         36%
                                                          =========== ==========             =========== ===========


Pro-forma Basic Earnings Per Share:
Number of shares of common stock as outstanding
as of December 31, 2000(in millions)
                                                               338.7      338.7                   338.7       338.7

Consolidated Earnings
As Reported                                                   $ 0.20     $ 0.20          0%      $ 1.06     $  1.10         -4%
As Reported from Continuing Operations                        $ 0.18     $ 0.20        -10%      $ 0.98     $  1.07         -8%
Adjustments (page 7)                                                                   150%                                137%
                                                                0.02      (0.04)                   0.10       (0.27)
                                                          ----------- ---------- ----------- ----------- ----------- -----------
From Operations                                               $ 0.20     $ 0.16         25%      $ 1.08     $  0.80         35%
                                                          =========== ==========             =========== ===========

By Group
Asia-Pacific                                                  $ 0.07     $ 0.13        -46%      $ 0.60     $  0.52         15%
Europe                                                          0.06       0.02        200%        0.24        0.50        -52%
Americas                                                        0.11       0.11          0%        0.52        0.27         93%
Corporate                                                      (0.06)     (0.06)         0%       (0.38)      (0.22)       -73%
Total Adjustments from above                                    0.02      (0.04)       150%        0.10       (0.27)       137%
                                                          ----------- ---------- ----------- ----------- ----------- -----------
From Operations                                               $ 0.20     $ 0.16         25%      $ 1.08     $  0.80         35%
                                                          =========== ==========             =========== ===========
SE Finance (Discontinued Operations)                            0.02          -           -        0.08        0.03        167%


                                                    SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                 Earnings and Pro Forma Earnings Per Share as Reported and from Operations (Unaudited)



                                                             Quarter 1    Quarter 2    Quarter 3    Quarter 4      Year
                                                             ------------ ------------ ------------ ------------ ------------
2000
Consolidated Earnings (in millions)
As Reported                                                        $101          $93          $98          $67         $359
Discontinued Operations                                              (6)          (7)          (7)          (7)         (27)
As Reported from Continuing Operations                              $95          $86          $91          $60         $332
Adjustments for:
Costs Related to Transitioning to a Public Company                    -            -           28            6           34
                                                            ------------ ------------ ------------ ------------ ------------
From Operations                                                     $95          $86         $119          $66         $366
                                                            ============ ============ ============ ============ ============


1999
Consolidated Earnings (in millions)
As Reported                                                         $80          $69         $156          $67         $372
Discontinued Operations                                              (4)          (3)          (3)           -          (10)
As Reported from Continuing Operations                              $76          $66         $153          $67         $362
Adjustments for:
Gain on Sale of SWEB Supply Business                                  -            -          (78)           -          (78)
State Line Insurance Settlement                                       -            -            -          (14)         (14)
                                                            ------------ ------------ ------------ ------------ ------------
From Operations                                                     $76          $66          $75          $53         $270
                                                            ============ ============ ============ ============ ============


Pro Forma Basic Earnings Per Share:
Number of shares of common stock as outstanding
as of December 31, 2000(in millions)
                                                                  338.7        338.7        338.7        338.7        338.7

2000
Pro Forma Basic Earnings Per Share Based
on Consolidated Earnings
As Reported                                                       $0.30        $0.27        $0.29        $0.20        $1.06
Discontinued Operations                                          ($0.02)      ($0.02)      ($0.02)      ($0.02)      ($0.08)
As Reported from Continuing Operations                            $0.28        $0.25        $0.27        $0.18        $0.98
Adjustments for:
Costs Related to Transitioning to a Public Company                    -            -        $0.08        $0.02        $0.10
                                                            ------------ ------------ ------------ ------------ ------------
From Operations                                                   $0.28        $0.25        $0.35        $0.20        $1.08
                                                            ============ ============ ============ ============ ============

1999
Pro Forma Basic Earnings Per Share Based on Consolidated Earnings
As Reported                                                       $0.24        $0.20        $0.46        $0.20        $1.10
Discontinued Operations                                          ($0.01)      ($0.01)      ($0.01)           -       ($0.03)
As Reported from Continuing Operations                            $0.23        $0.19        $0.45        $0.20        $1.07
Adjustments for:
Gain on Sale of SWEB Supply Business                                  -            -       ($0.23)           -       ($0.23)
State Line Insurance Settlement                                       -            -        $0.00       ($0.04)      ($0.04)
                                                            ------------ ------------ ------------ ------------ ------------
From Operations                                                   $0.23        $0.19        $0.22        $0.16        $0.80
                                                            ============ ============ ============ ============ ============

                                                             SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                                                Financial Data by Group (Unaudited)
                                                      For the Three Months Ended December 31, 2000 and 1999

                                                                                                                   Corporate and
                                         Americas           Europe             Asia-Pacific       SE Finance       Elimination's
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
                                            2000     1999     2000     1999     2000     1999     2000     1999     2000     1999
                                                                           (in millions)
Operating Revenues
    Generation and energy marketing         7,721      259        2      (1)      120      116        -        -        -        -
    Distribution & integrated utilities        37       44       51      118        -        -        -        -        -        -
    Other                                       -        -        -        -        3       15        -        -        -        3
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
Total Operating Revenues                    7,758      303       53      117      123      131        -        -        -        3

Operating Expenses:
    Cost of fuel, electricity and other     7,407      121        4        8        2        -        -        -        -        -
    Depreciation and Amortization              28       25       11       26       33       40        -        -        1        -
    Other Operating Expenses                  260       94        4       47       44       21        -        -        3       31
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
    Total Operating Expenses                7,695      240       19       81       79       61        -        -        4       31
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
Operating Income (Loss)                        63       63       34       36       44       70        -        -       (4)     (28)

Other Income (Expense)
    Interest Income (Expense)                 (55)     (33)     (18)     (27)     (22)     (24)       -        -        5      (14)
    Gain on Sale of Assets                     (1)       -        1       21        1        -        -        -        1       (1)
    Equity in income of affiliates             29       (1)      27      (27)       8      (20)       -        -        -        -
    Other                                       1       30       (3)      17       20       59        -        -      (16)      (5)

Income (Loss) From Continuing Operations
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
    Minority Interest                          37       59       41       20       51       85        -        -      (14)     (48)
Provision (Benefit) for Income Taxes            9       24        -      (10)      20       32        -        -        2      (25)
Minority Interest                              (8)      (2)      21       22        7        8        -        -        4        -
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
Income (Loss) From Continuing Operations       36       37       20        8       24       45        -        -      (20)     (23)
Income From Discontinued Operations,
Net of Tax Benefit                              -        -        -        -        -        -        7        -        -        -
                                         --------  -------  -------  -------   ------   ------   ------   ------   ------  -------
Net Income (Loss)                              36       37       20        8       24       45        7        -     (20)     (23)
                                         ========  =======  =======  =======   ======   ======   ======   ======   ======  =======


                                                             SOUTHERN ENERGY, INC. AND SUBSIDIARIES
                                                               Financial Data by Group (Unaudited)
                                                           For the Years Ended December 31, 2000 and 1999

                                                                                                                  Corporate and
                                        Americas            Europe             Asia-Pacific       SE Finance      Elimination's
                                        ------------------------------------------------------------------------------------------
                                          2000      1999     2000     1999     2000    1999      2000     1999     2000    1999
                                                                           (in millions)
Operating Revenues
    Generation and energy marketing       $12,301    $ 772    $   -    $  (3)   $ 489   $ 318         -        -        -       -
    Distribution & integrated utilities       163      167      314      976        -       -         -        -        -       -
    Other                                       -        -        -        -       13      24         -        -        9      11
                                        ------------------------------------------------------ --------- -------------------------
Total Operating Revenues                   12,464      939      314      973      502     342         -        -        9      11

Operating Expenses:
    Cost of fuel, electricity and other
    products                               11,349      435       27      499        2       -         -        -        -       -
    Depreciation and Amortization             115       73       69       90      130     104         -        -        3       2
    Other Operating Expenses                  638      284      103      166      104     115         -        -       84      53
                                        ------------------------------------------------------ --------- -------------------------
    Total Operating Expenses               12,102      792      199      755      236     219         -        -       87      55
                                        ------------------------------------------------------ --------- -------------------------
Operating Income (Loss)                       362      147      115      218      266     123         -        -      (78)    (44)

Other Income (Expense)
    Interest Income (Expense)                (153)     (80)     (97)    (115)    (101)    (53)        -        -      (78)    (81)
    Gain on Sale of Assets                     10       20       10      293        -       -         -        -        -       -
    Equity in income of affiliates             56       18       83        9       57      83         -        -        -       -
    Other                                      13       37        2       22       36      77         -        -        -       -

Income (Loss) From Continuing Operations
    Before Income Taxes and Minority    ------------------------------------------------------ --------- -------------------------
    Interest                                  288      142      113      427      258     230         -        -     (156)   (125)

Provision (Benefit) for Income Taxes          114       58     (16)       92       19      28         -        -      (30)    (49)
Minority Interest                             (3)      (9)       47      165       35      27         -        -        5       -
                                        ------------------------------------------------------ --------- -------------------------
Income (Loss) From Continuing Operations      177       93       82      170      204     175         -        -     (131)    (76)

Income From Discontinued Operations,
Net of Tax Benefit                              -        -        -        -        -       -        27       10        -       -
                                        ------------------------------------------------------ --------- -------------------------
Net Income (Loss)                        $    177    $  93    $  82    $ 170    $ 204   $ 175      $ 27     $ 10    $(131)  $ (76)
                                        ====================================================== ========= =========================
